SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of Report: July 15, 2002
                        (Date of earliest event reported)



                               SALANT CORPORATION
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


         001-06666                                   13-3402444
    (Commission File No.)                         (I.R.S. Employer
                                                  Identification No.)


              1114 Avenue of the Americas, New York, New York 10036
               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 221-7500
              (Registrant's telephone number, including area code)

Item 5. Other Events.

         On July 15, 2002, Salant Corporation (the "Company"), pursuant to a Stock Purchase Agreement dated as of July 11, 2002, by and among the Company, Deutsche Bank Trust Company Americas, as Master Trustee of the Hughes Retirement Plans Trust ("Hughes"), and Hughes Investment Management Company, purchased one million one hundred eighteen thousand nine hundred forty-two (1,118,942) shares of its common stock, par value $1.00 per share (the "Shares"), from Hughes, at a price of two and a half dollars ($2.50) per share, for an aggregate purchase price of $2,797,355. The Shares will be held as treasury stock of the Company.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         Exhibit Number             Exhibit Title

10.01 Stock Purchase Agreement dated as of July 11, 2002 by and among Salant Corporation, Deutsche Bank Trust Company Americas, as Master Trustee of the Hughes Retirement Plans Trust and Hughes Investment Management Company

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SALANT CORPORATION


Date:  July 16, 2002                        By:      /s/ Awadhesh K. Sinha
                                                     Awadhesh K. Sinha
                                                     Chief Operating Officer and
                                                     Chief Financial Officer

                                  EXHIBIT INDEX

 Exhibit     Document

 10.01 Stock Purchase Agreement dated as of July 11, 2002 by and among Salant Corporation, Deutsche Bank Trust Company Americas, as Master Trustee of the Hughes Retirement Plans Trust and Hughes Investment Management Company